UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2015

Heron Therapeutics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

123 Saginaw Drive, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-366-2626

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2015, Heron Therapeutics, Inc. ("We," "Heron Therapeutics" or the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Jefferies LLC, as representative of several underwriters (the "Underwriters"), pursuant to which we agreed to issue and sell an aggregate of 4,800,000 shares of our common stock (the "Shares") to the Underwriters (the "Offering"). The Shares will be sold at a public offering price of $24.75 per Share, and will be purchased by the Underwriters from us at a price of $23.265 per Share. Under the terms of the Underwriting Agreement, we granted the Underwriters an option for 30 days to purchase up to an additional 720,000 shares of our common stock.

We estimate that net proceeds we will receive from the Offering will be approximately $111.5 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of the option to purchase additional shares.

The Offering is being made pursuant to Heron Therapeutics’ effective shelf registration statements on Form S-3 (Registration No. 333-195928 and 333-198862), which were previously filed with the Securities and Exchange Commission ("SEC") and were declared effective, and a prospectus supplement filed with the SEC. The Offering was not registered under any state blue sky laws.

We expect the Offering to close on or about June 15, 2015, subject to the satisfaction of customary closing conditions. In the Underwriting Agreement, the Company agrees to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the shares issued in the Offering is filed herewith as Exhibit 5.1.

A copy of the press release announcing the pricing of the Offering is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No./Description

1.1 Underwriting Agreement, dated June 10, 2015, between Heron Therapeutics, Inc. and Jefferies LLC
5.1 Opinion of Gibson, Dunn & Crutcher LLP
23.1 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)
99.1 Press Release, dated June 10, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

June 10, 2015	By:	/s/ Esme C. Smith

Name: Esme C. Smith
Title: VP, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 10, 2015, between Heron Therapeutics, Inc. and Jefferies LLC
5.1	Opinion of Gibson, Dunn & Crutcher LLP
99.1	Press Release dated June 10, 2015